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                                  EXHIBIT 10.3

                                    AGREEMENT

     AGREEMENT made as of the 1st day of October 2002 (the "Effective Date"), by and between TTR Technologies, Inc., a Delaware corporation with offices at 575 Lexington Avenue, New York, NY ("TTR Inc."), TTR Technologies, Ltd., a company organized under the laws of Israel, with offices at 3 Hagavish Street, Kfar Saba Industrial Zone, Israel ("TTR Ltd."; together with TTR Inc., the "Companies") and Baruch Sollish residing at 43 Bet Israel St. Emanuel 44845 ("Sollish").

     WHEREAS, Sollish currently serves as (i) TTR Ltd.'s Director of Product and Research and Development (alternatively referred to chief technology officer), under that certain restated and amended from time to time employment agreement between TTR Ltd. and Sollish first entered into on December 1, 1994, (hereinafter, the "Employment Agreement") and (ii) as Vice President of Research and Development of TTR Inc.;

     WHEREAS, the Companies have previously terminated Sollish's employment, without cause, under the Employment Agreement and as Vice President of Research and Development.

     WHEREAS, the Companies and Sollish desire to settle all outstanding matters, all on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the terms and conditions hereafter set forth the adequacy and sufficiency of which are hereby acknowledged, the parties agree hereafter as follows:

     1. TERMINATION OF POSITIONS. Subject to the terms and conditions set forth herein, by his execution of this Agreement, the Companies confirm that they have terminated Sollish from any positions he has held with the Companies including, without limitation executive management positions.

     2. COMPANY PROPERTY. Except as otherwise herein provided, on or before the Effective Date, Sollish shall return to the Companies all TTR Ltd. and TTR Inc. property then in his possession. The Company shall have an opportunity (at its own expense) to make a back-up or copy of the database personal laptop currently used by Sollish, except for Sollish's files of a personal nature

     3. FINANCIAL TERMS RELATING TO TERMINATION OF EMPLOYMENT. Subject to the terms and conditions set forth herein and in consideration of the releases contained herein, Companies hereby agree as follows (collectively, the "Settlement Amount"):

          (a) Upon execution and delivery by Sollish of this Agreement, TTR Ltd. shall remit to Sollish any outstanding salary and other payments due and payable under Section 4.1 of the Employment Agreement, less deductions and withholdings under Israeli or other applicable law customarily made by TTR Ltd. and/or required by law;

          (b) Upon execution and delivery by Sollish of this Agreement, TTR Ltd. releases to Sollish all amounts accumulated in Sollish 's current Bituach Menahalim and Keren Histalmut policies, and TTR Ltd. (and to the extent necessary, TTR Inc.) shall take all reasonably necessary actions to cooperate with

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     Sollish in transferring or redeeming Sollish's current Bituach Menhalim and
     Keren Hishtalmut policies, in accordance with such policies terms and conditions and applicable law. BY HIS SIGNATURE BELOW, SOLLISH AGREES THAT THE TRANSFER TO HIM OF SUCH POLICIES IS BEING MADE IN FULL SATISFACTION OF ALL CLAIMS BY SOLLISH AGAINST THE COMPANIES, AND SOLLISH HEREBY WAIVES ANY RIGHTS HE MAY HAVE UNDER APPLICABLE LAW OR THE EMPLOYMENT AGREEMENT TO ANY ADDITIONAL AMOUNTS THAT TTR LTD. MAY BE REQUIRED TO PAY INTO SUCH POLICIES, INCLUDING, WITHOUT LIMITATION, SEVERANCE PAY UNDER ISRAELI LAW, AND FURTHER AGREES THAT HE SHALL HAVE NO RIGHT OR REMEDY AGAINST TTR LTD. OR TTR INC. FOR ANY SUCH SHORTFALL;

          (c) The Company represents that the board of directors of TTR Technologies, Inc. ("TTR Inc.") has provided that the employee stock options heretofore granted by TTR Inc., as listed on appendix A, to Sollish shall, notwithstanding any agreement to the contrary between TTR Inc. and Sollish, continue to be exercisable through the duration of the original grant of such options and, upon execution and delivery by Sollish of this Agreement, shall vest and become immediately exercisable, on the terms and conditions applicable to such grants, including, without limitation, the exercise price thereof, in accordance with each of TTR Inc.'s 1996 and 2000 equity incentive plans and agreements thereunder. TTR Inc. confirms that the rights to the options listed in this Section 3(c ) shall inure to the benefit of Sollish's heirs and successors.

          All taxes, withholdings and deductions payable or due (under US or Israeli law) in respect of the Settlement Amount, if any, will be borne by Sollish.

     4. CONTINUING OBLIGATIONS OF SOLLISH. Sollish hereby acknowledges and agrees that the provisions of Sections 6, 7.1 & 7.2 as amended below, 7.3 and 8 of the Employment Agreement (Secrecy and Nondisclosure, Non-Competition and Development Rights) shall continue in full force and effect after the Effective Date of this Agreement, in accordance with their terms and for the duration specified therein. Nothing contained in this Agreement shall be construed or interpreted as a waiver by the Companies or any of its affiliates or subsidiaries of any right or remedy available under such sections of the Employment Agreement in the event of a breach occurring after the Effective Date of this Agreement.

     The Parties agree that section 7.1 of the Employment Agreement shall be amended as follows:

     "7.1 During ...directly or indirectly competes with a product or component
(i) BEING DESIGNED, PRODUCED, SOLD OR DISTRIBUTED BY THE COMPANY OR ITS PARENT COMPANY ANY TIME DURING THE 12 MONTHS PRIOR TO THE DATE OF TERMINATION OR CESSATION OF EMPLOYMENT (ii) or to which the Company or its parent company HAS/HAD proprietary rights ANY TIME DURING THE 12 MONTHS PRIOR TO THE DATE OF
TERMINATION OR CESSATION OF EMPLOYMENT . The limitations...."

     The Parties agree that section 7.2 of the Employment Agreement is deleted.

     5. CORPORATE INDEMNIFICATION. TTR Inc. agrees to hold harmless and indemnify Sollish to the extent permitted by law, and to such extent that the Companies' directors and

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officers insurance or such other insurance as the Companies may have in effect at the time of a Proceeding (as defined herein) does not provide coverage or to the extent that Damages (as defined herein) exceed such insurance policy coverage limits, for the costs of defense and any and all losses, claims, damages, liabilities or expenses, including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties, witness fees (including travel, lodging and food), amounts paid in settlement and other expenses incurred in connection with any Proceeding (the "Damages"), relating to any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of either of the Companies) and whether formal or informal (each a "Proceeding"), in which Sollish is, was or becomes involved by reason of the fact that Sollish was a director, officer, employee, trustee or agent of either of the Companies or that, being or having been such a director, officer, employee, trustee or agent, Sollish is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is an alleged action (or inaction) by Sollish in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent.

     The indemnity obligations of the Companies hereinabove set forth shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Companies and Sollish.

     6.   RELEASES.

     6.1 In consideration of the promises, covenants and releases contained herein, the adequacy of which is hereby acknowledged, Sollish (on his behalf and on behalf of each of his respective agents, attorneys, heirs, successors, executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge each of the Companies, their respective affiliates and subsidiaries, their respective past, present and future officers, directors, shareholders, employees, agents, attorneys, successors and assigns (hereinafter, the "Companies' Released Parties"), from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, from the beginning of time to the Effective Date of this Agreement, including, without limitation, those claims arising under the Employment Agreement, and/or Sollish's position as an officer, director, and/or employee of the Companies and its affiliates and subsidiaries, any claims under Israeli labor laws and regulations including claims for wrongful termination, or claims with respect to any other payment required under Israeli law Notwithstanding the foregoing, the rights and obligations set forth in this Agreement shall remain in full force and effect; nothing hereunder shall be construed to release any rights accrued to Sollish to continue or redeem any employee welfare benefit plan (including without limitation Betuach Menahalim and Keren Hishtalmut) during his employment, or to release any rights accrued or applicable to Sollish under any applicable insurance policy, including any officer and director liability insurance coverage or any errors and omissions coverage; nothing hereunder shall waive any indemnification rights applicable to Sollish as a former officer and Director of the Companies or shall be construed to waive any rights Sollish has as a shareholder or a holder of options.

     6.2 In consideration of the promises, covenants and releases contained herein, the adequacy of which is hereby acknowledged, each of the Companies (on its behalf and on behalf of its affiliates and subsidiaries and each of their respective, past, present and future officers, directors, employees, attorneys, agents, successors, executors, and assigns) does hereby

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absolutely and unconditionally waive, release and forever discharge Sollish (and his agents, attorneys, heirs, successors, executors, personal representatives and assigns ), from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, from the beginning of time to the Effective Date of this Agreement, including, with limitation, those arising under the Employment Agreement, and/ or Sollish's position as an officer, director, and/or employee of Companies and/or any of its affiliates or subsidiaries. The foregoing release shall not be construed as a waiver of future claims by Companies arising from Sollish's conduct after the Effective Date of this Agreement with respect to his obligations to Companies under the confidentiality and non-competition contained in the Employment Agreement and any undertakings of Sollish pursuant to this Agreement.

     7. NON-DISPARAGEMENT. The Parties (on behalf of their heirs and personal representatives, successors and assigns), agrees not to disparage the other or their respective businesses or any of their respective employees, consultants, stockholders, directors, affiliates, subsidiaries or representatives.

     8. PRESS RELEASE. On or immediately following the Effective Date, the Parties shall agree upon the wording of a press release to be immediately issued relating to Sollish 's departure.

     9. RELIANCE. The parties acknowledge and agree that in the execution of this Agreement, neither has relied upon any representation by any party or attorney, except as expressly stated or referred to herein.

     10. HEADINGS. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

     11. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, all the terms and provisions of this Agreement shall be upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

     12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13. ENTIRE AGREEMENT. . This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understanding or agreement or letters, written or verbal, among the parties with respect to the subject matter hereof other than as expressly referenced herein. No supplement, modification or waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby.

     14. GOVERNING LAW, JURISDICTION AND FORUM. This Agreement, its validity, construction and effect shall be governed by and construed under the laws of the State of Israel without reference to the principles of conflict of laws. The parties hereby irrevocably consent to the jurisdiction of the courts of Tel Aviv for all actions, disputes, controversies, differences or questions arising out of or relating to this Agreement.

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     15.  REPRESENTATION. Each of Sollish and TTR Inc. and TTR Ltd.,
acknowledges that they have had the opportunity to consult with legal counsel respecting this Agreement. Each person executing this Agreement on behalf of a corporation hereby represents and warrants that he has been authorized to do so by all necessary corporate action.

     IN WITNESS WHEREOF, each of the parties has set forth its/ his signature as of the date first written above.

TTR TECHNOLOGIES, INC.                               TTR TECHNOLOGIES, LTD.


By: /s/ Daniel C. Stein                              By: /s/ Sam Brill

Title: CEO                                           Director


/s/ Baruch Sollish

BARUCH SOLLISH

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